UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 10, 2013
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 1.01 Entry into a Material Definitive Agreement.

Silver Dragon Resources Inc. (the “Company”) previously announced that it had entered into a letter agreement dated November 29, 2012 (the “Letter Agreement”) with Asher Enterprises, Inc. (“Asher”), pursuant to which Asher agreed, among other things, that if the Company paid Asher $93,500 by a fixed time on March 31, 2013 (the “Payoff Date”), such payment would constitute payment in full of any and all obligations due and owing to Asher under certain convertible promissory notes issued by the Company to Asher and certain other agreements between the parties. Subsequently, the Company disclosed that, effective April 12, 2013, the Company and Asher entered into a supplemental letter agreement, pursuant to which Asher agreed to extend the Payoff Date to June 30, 2013.

On July 10, 2013, the Company and Asher entered into a second supplemental letter agreement, pursuant to which Asher agreed to extend the Payoff Date to September 30, 2013. All other terms and conditions of the original Letter Agreement remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.
Date: July 17, 2013	/s/ Marc Hazout
By: Marc Hazout, President, CEO & CFO